UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 12, 2019

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.06-2/3 per share.	BCPC	NASDAQ Global Market

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 -  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Balchem Corporation’s (the “Corporation”) Bylaws, on September 12, 2019, the Corporation’s Board of Directors (the “Board”) elected Joyce Lee to a vacancy on the Board.  Ms. Lee will serve as a Class 2 Director and will stand for election by the Corporation’s shareholders at the Corporation’s 2021 Annual Meeting of Shareholders.

Ms. Lee currently serves as the president of North America for Bayer Animal Health.  From 2013 to 2017, Ms. Lee was Executive Vice President and Area President of Canada and Latin America at Zoetis Inc., a global leader in the discovery, development, manufacturing and commercialization of animal health medicines, vaccines and diagnostic products.  Prior to Zoetis being spun out of Pfizer Inc., Ms. Lee held various senior leadership positions at Pfizer, including serving as Area President of Canada and Latin America and Vice President of Global Poultry Health.

Ms. Lee will serve on the Audit Committee of the Board and will be eligible to participate in the Corporation’s director compensation programs.

No arrangement or understanding exists between Ms. Lee and any other person pursuant to which Ms. Lee was selected as a director of the Corporation.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 12, 2019, the Board the Corporation amended its Bylaws to expand the number of Board members from seven to eight members and the number of Class 2 Directors from two to three members.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.2	Bylaws Amendments – Effective September 12, 2019.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Mark Stach
Mark Stach, General Counsel and Secretary

Dated: September 12, 2019